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                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

To Foothill Independent Bancorp:

        We consent to the incorporation by reference of our report dated February 16, 2001 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included at Page 32 of its Annual Report on Form 10-K for the year ended December 31, 2000, into Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, Registration Statement No. 33-64584 on Form S-8 filed on June 17, 1993 and Registration Statement No. 33-83854 on Form S-3 filed September 12, 1994 (each of which were amended by post effective amendments filed on July 27, 2000).


                                        /s/ VAVRINEK, TRINE, DAY & CO.,LLP
                                       -----------------------------------------
                                            VAVRINEK, TRINE, DAY & CO., LLP
                                            Certified Public Accountants

March 20, 2001
Rancho Cucamonga, California